FORM OF
                         SECOND CERTIFICATE OF AMENDMENT
                                       OF
                                 THIRD RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              T CELL SCIENCES, INC.
               (herein amended to AVANT Immunotherapeutics, Inc.)


         T CELL SCIENCES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the Third Restated Certificate of Incorporation of the Corporation is hereby amended as follows:


         1. The first paragraph of Article FIRST is hereby amended to read in its entirety as follows:

         "FIRST: The name of the Corporation is: AVANT Immunotherapeutics, Inc."


         2. The first paragraph of Article FOURTH is hereby amended to read in its entirety as follows:

         "FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is 78,000,000 shares, of which (i) 75,000,000 shares shall be Common Stock, par value $.001 per share (the "Common Stock") and (ii) 3,000,000 shares shall be Preferred Stock, par value $.01 per share, all of which shall be designated Class C Preferred Stock ("Class C Stock") of which 350,000 shall be designated Series C-1 Junior Participating Cumulative Preferred Stock (the "Series C-1 Preferred Stock")."


         3. The foregoing amendments were duly adopted in accordance with the requirements of Sections 242 and 228 of the Delaware General Corporation Law, with written notice having been given to stockholders who did not consent thereto in writing.



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         IN WITNESS WHEREOF, the Corporation has caused this Second Certificate of Amendment of the Third Restated Certificate of Incorporation to be signed by Una S. Ryan its President and Chief Executive Officer and attested by Norman W. Gorin its Chief Financial Officer this ___ day of ________________, 1998.

                                                    T CELL SCIENCES, INC.



                                                    By: _______________________
                                                        Name: Una S. Ryan
                                                        Its: President and CEO

ATTEST:



_______________________________
Name: Norman W. Gorin
Its: Chief Financial Officer